LEHMAN & EILEN LLP
                         50 Charles Lindbergh Boulevard
                                    Suite 505
                            Uniondale, New York 11553

                                                              December 10, 1999

Board of Directors
Swiss Natural Foods, Inc.
1031 Route 9W
Upper Grandview, New York 10960

                     Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

         At your request, this letter relates to the Registration Statement on Form SB-2, as amended (the "Registration Statement"), filed by Swiss Natural Foods, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities act of 1933, as amended, of 1,562,500 shares of common stock, par value $.01 per share, of the Company (collectively herein, the "Shares"). Capitalized terms utilized herein and not defined herein shall have the respective meanings ascribed to such terms in the Registration Statement.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the proceedings taken by the Company in connection with the issuance of the Shares, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations of the Company in the Registration Statement, certificates or comparable documents of officers of the Company and of public officials. Our examination of matters of law has been limited to the Delaware General Corporation Law.

Board of Directors
Swiss Natural Foods, Inc.
December 10, 1999
Page 2


         Based on the foregoing, and subject to the qualifications stated herein, as of the date hereof, it is our opinion that upon the issuance and sale in the manner described in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable. This opinion is being provided solely to the Company and may not be relied upon by any other person. This opinion relates only to the number of Shares set forth above.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Prospectus included therein.

                                                              Very truly yours,

                                                              Lehman & Eilen LLP